UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2010

EMERGING VISION, INC.
(Exact name of Registrant as specified in its charter)

New York	001-14128	11-3096941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 8th Avenue
                                                             New York, New York 10018
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (646) 737-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2010, Emerging Vision, Inc. (the “Company”) entered into an agreement with Samuel Z. Herskowitz, its Chief Marketing Officer and President of its Buying Group Division (the “Agreement”).  Pursuant to the Agreement, in the event Mr. Herskowitz’s employment is terminated by the Company for any reason other than for “cause” (as defined in the Agreement), Mr. Herskowitz shall be entitled to severance payments in an amount equal to 6 months of his gross salary at the time of severance, but in no event shall such calculation be based on a gross salary less than Mr. Herskowitz’s current gross salary of $200,000.  Mr. Herskowitz is an “at-will” employee of the Company.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

10.1	Agreement, dated December 10, 2010, by and between the Company and Samuel Z. Herskowitz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGING VISION, INC.

By:  /s/Brian P. Alessi
        Brian P. Alessi
        Chief Financial Officer

Date: December 16, 2010